UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2021

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)     By letter dated February 15, 2021, RSM US LLP (“RSM”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of Ebix, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm.

RSM was engaged by the Audit Committee on December 21, 2018 to serve as the Company’s independent auditor for the fiscal year ending December 31, 2019 and was engaged again on June 12, 2020 to serve as the Company’s independent auditor for the fiscal year ending December 31, 2020. RSM’s previously issued reports on the Company’s consolidated financial statements and the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. As of February 15, 2021, RSM had not completed its audit procedures or issued any reports on the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2020.

From December 21, 2018 when RSM was initially engaged, through RSM’s resignation, other than as provided below, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii), “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

1.     Disagreement under Item 304(a)(1)(iv) of Regulation S-K

RSM informed the Company that there was a disagreement under Item 304(a)(1)(iv) of Regulation S-K with respect to the classification of $30 million. In connection with a pending acquisition, in December 2020 the Company transferred $30 million to a commingled trust account of its outside legal counsel that was not under the direct control of the Company, and classified the funds as a cash or cash equivalent on its balance sheet. RSM discussed with the Company RSM’s view that these funds could not be classified as a cash or cash equivalent but could be classified as other current assets. There was no dispute that the $30 million was owned by the Company and would be classified as part of current assets included in the financial statements.

The Company considered this issue to be an initial difference of opinion based on incomplete facts or preliminary information rather than a “disagreement” pursuant to Item 304(a)(1)(iv).

2.    Reportable Events under Item 304(a)(1)(v)

On February 15, 2021, RSM told the Chairman of the Company’s Audit Committee during a telephone call that RSM was resigning as the Company’s independent registered public accounting firm, effective immediately. RSM then advised the Chairman on the call that it was resigning as a result of being unable, despite repeated inquiries, to obtain sufficient appropriate audit evidence that would allow it to evaluate the business purpose of significant unusual transactions that occurred in the fourth quarter of 2020, including whether such transactions have been properly accounted for and disclosed in the financial statements subject to the Audit. RSM informed the Chairman that the unusual transactions concerned the Company’s gift card business in India. RSM asserts that on that call it further advised the Chairman that if this requested information was further investigated it might materially impact the fairness or reliability of the financial statements subject to the audit or affect RSMs willingness to be associated with the Company’s financial statements, but that since RSM had resigned, no further investigation would occur. The Chairman discussed with RSM the reasons for its resignation.

Promptly following the call between RSM and the Chairman of the Audit Committee, RSM sent the resignation letter dated February 15, 2021. RSM stated in its resignation letter that it was “resigning as a result of being unable, despite repeated inquiries, to obtain sufficient appropriate audit evidence that would allow it to evaluate the business purpose of significant unusual transactions that occurred in the fourth quarter of 2020, including whether such transactions have been properly accounted for and disclosed in the financial statements subject to the Audit.” RSM informed the Company that the unusual transactions concerned the Company’s gift card business in India. RSM also stated in its letter that it believed that the Company’s “internal control over financial reporting was not effective as of December 31, 2020 due to the identification of a material weakness. Specifically, management did not design or implement the necessary procedures and controls over the gift or prepaid card revenue transaction cycle sufficient to prevent or detect a material misstatement.” RSM further stated in the letter that, “because we have not completed the Audit, we cannot conclude on other control deficiencies that may rise to the level of a material weakness.”

While the Company does not agree with certain of the statements made by RSM in its resignation letter to the Audit Committee, the board has engaged outside counsel who, along with accounting experts, will assist the Company with respect to these matters. The Audit Committee is currently seeking a new independent registered public accounting firm and intends to engage such firm as soon as practicable. RSM has been authorized to respond fully to the inquiries of the successor independent registered accounting firm.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of the statements set forth in this Item 4.01 prior to the filing of this Form 8-K. RSM has not provided its letter as of the time of the filing of this Form 8-K. Accordingly, the Company has requested that RSM provide its letter as promptly as possible so that the Company can file the letter with the SEC within ten business days after the date of filing of this Form 8-K. The Company will file such letter by an amendment of this Form 8-K within two business days of receipt.

FORWARD LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” or other similar words, phrases or expressions and variations or negatives of these words. Readers of this communication should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, potential impacts of RSM’s resignation; the ability to, as well as the ability to timely, engage a new independent registered public accounting firm; the risk of litigation or regulatory action arising from these matters, from the failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) or from the resignation of the RSM; the timing of the review by, and the conclusions of, the Company’s new independent auditor regarding these matters and its impact on the financial statements; possible default by the Company under its credit facility; the ability of the Company to remediate any material weaknesses in internal control over financial reporting; potential reputational damage that the Company may suffer as a result of these matters or the resignation of RSM; the impact of these matters and the resignation of RSM on the value of the Company’s stock; and the risk that the filing of the Annual Report will take longer than anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this report. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2021

EBIX, INC.

	By:	/s/ Steven M. Hamil
	Name:	Steven M. Hamil
	Title:	Chief Financial Officer